Exhibit 99

Form 4 - Joint Filer Information

Name:        Frost Gamma Investments Trust

Address:     4400 Biscayne Boulevard
             15th Floor
             Miami, Florida 33137

Designated Filer: Phillip Frost, M.D.

Issuer and Ticker Symbol:           Modigene Inc. (MODG.OB)

Date of Event Requiring Statement:  February 2, 2009

Signature:


/s/ Phillip Frost, M.D., Trustee
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Phillip Frost, M.D., Trustee